    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2000

                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                           TELEMATE.NET SOFTWARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              GEORGIA                                        58-1656726
  (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                       Identification Number)


                      4250 PERIMETER PARK SOUTH, SUITE 200
                                ATLANTA, GA 30341
          (Address of Principal Executive Offices, Including Zip Code)
                         ------------------------------

           Telemate.Net Software, Inc. Employee Stock Purchase Plan;
              Telemate.Net Software, Inc. 1999 Stock Incentive Plan
                            (Full title of the Plans)
                         ------------------------------


                                                          COPY TO:
             RICHARD L. MAURO                       LAUREN Z. BURNHAM, ESQ.
  PRESIDENT AND CHIEF EXECUTIVE OFFICER         MORRIS, MANNING & MARTIN, L.L.P.
        TELEMATE.NET SOFTWARE, INC.             1600 ATLANTA FINANCIAL CENTER
   4250 PERIMETER PARK SOUTH, SUITE 200            3343 PEACHTREE ROAD, N.E.
          ATLANTA, GEORGIA 30341                     ATLANTA, GEORGIA 30326
               (770) 936-3700                            (404) 233-7000

      (Name and Address and Telephone Number, Including Area Code, of Agent
                                 for Service.)

                        --------------------------------


                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed Maximum     Proposed Maximum
          Title of Securities                Amount to be         Offering Price     Aggregate Offering        Amount of
            to be Registered                Registered(1)          Per Share(2)           Price(2)          Registration Fee
          -------------------               -------------        -----------------   ------------------     ----------------
 Common Stock, $.01 par value per share        1,555,384             $1.219              $1,896,013               $501


--------------------------

(1) Represents 500,000 shares reserved for issuance under the Telemate.Net Software, Inc. Employee Stock Purchase Plan and 1,055,384 shares reserved for issuance by Registrant under the Telemate.Net Software, Inc. 1999 Stock Incentive Plan.
(2) Computed in accordance with Rule 457(c) and (h) of the Securities Act of 1933, based on the high and low prices of the common stock offered hereby on the Nasdaq National Market on October 23, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The documents containing the information specified in Part I will be sent or given to employees and/or directors of Telemate.Net Software, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000 (Registration No. 000-26735);

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 filed with the Commission on August 14, 2000 (Registration No. 000-26735); and

         (c) the description of the Company's common stock, $.01 par value per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A, filed with the Commission on July 16, 1999 (Registration No. 000-26735).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Telemate.Net Software, Inc., 4250 Perimeter Park South, Suite 200, Atlanta, Georgia 30341; (770) 936-3700.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Because the securities to be awarded pursuant to this registration statement are registered under Section 12 of the Securities Exchange Act of 1934, this item is inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Legal matters in connection with the shares of Common Stock were passed upon by Morris, Manning & Martin, L.L.P., Atlanta, Georgia. Members of Morris, Manning & Martin, L.L.P., hold an immaterial number of shares of Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Articles of Incorporation provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under the Georgia Business Corporation Code (the "GBCC") and that the Company may indemnify its officers, employees and agents to the fullest extent permitted under the GBCC.

         The Company's Amended and Restated Bylaws provide that the Company must indemnify its directors against all liabilities to the fullest extent permitted under the GBCC and that it must advance all reasonable expenses incurred in a proceeding in which the director was either a party or a witness because he or she was a director.

         The GBCC provides that, in general, a corporation may indemnify an individual who is or was a party to any proceeding (other than action by, or in the right of, such corporation) by reason of the fact that he or she is or was a director of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the GBCC provides that, in general, a company may indemnify an individual who was or is a party to any such proceeding by reason of the fact that he or she is or was a director of the corporation against reasonable expenses incurred in connection with such proceeding, if it is determined that the director has met the relevant standard of conduct. To the extent that any directors are successful on the merits or in the defense of any of the proceedings described above, the GBCC provides that a corporation is required to indemnify such officers or directors against reasonable expenses incurred in connection therewith. The GBCC further provides, in general, for the advancement of reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation (1) a written affirmation of his good faith belief that he or she has met the standard of conduct under the GBCC or that the proceeding involves conduct for which liability has been eliminated under the corporation's articles of incorporation; and (2) a written undertaking to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. In addition, the GBCC provides for the indemnification of officers, employees and agents in certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be reoffered or resold pursuant to this Registration Statement, this item is inapplicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

              Exhibit No.                          Description
              -----------                          -----------

                  3.1      The Company's Amended and Restated Articles of Incorporation
                           (incorporated by reference to Exhibit 3.1 to the Company's Registration
                           Statement on Form S-1, filed with the Commission on June 24, 1999,
                           Registration Number 333-81443).

                  3.2      The Company's Amended and Restated Bylaws (incorporated by reference to
                           Exhibit 3.3 to the Company's Registration Statement on Form S-1, filed with the Commission on June 24, 1999, Registration Number 333-81443).

                  5.1      Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

                  23.1     Consent of KPMG LLP

                  23.2     Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 27 day of October, 2000.

                                         Telemate.Net Software, Inc.


                                       By: /s/  RICHARD L. MAURO
                                          --------------------------------------
                                         RICHARD L. MAURO
                                         President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ RICHARD L. MAURO
--------------------------------------   President, Chief Executive Officer     October 27, 2000
RICHARD L. MAURO                         and Director
                                         (Principal Executive Officer)


/s/ JANET VAN PELT
--------------------------------------   Chief Financial Officer (Principal     October 27, 2000
JANET VAN PELT                           Financial and Accounting Officer)

/s/ DAVID H. COUCHMAN
--------------------------------------   Chairman of the Board                  October 27, 2000
DAVID H. COUCHMAN

/s/ MURALI ANANTHARAMAN
--------------------------------------   Director                               October 27, 2000
MURALI ANANTHARAMAN

/s/ JAMES C. DAVIS
--------------------------------------   Director                               October 27, 2000
JAMES C. DAVIS

/s/ J. LAWRENCE BRADNER
--------------------------------------   Director                               October 27, 2000
J. LAWRENCE BRADNER

                                  EXHIBIT INDEX

                    EXHIBITS INCORPORATED HEREIN BY REFERENCE

        Designation of Exhibit.                                   Description of Exhibit
        -----------------------                                   ----------------------
                  3.1               The Company's Amended and Restated Articles of Incorporation
                                    (incorporated by reference to Exhibit 3.1 to the Company's Registration
                                    Statement on Form S-1, filed with the Commission on June 24, 1999,
                                    Registration Number 333-81443).

                  3.2               The Company's Amended and Restated Bylaws (incorporated by reference to
                                    Exhibit 3.3 to the Company's Registration Statement on Form S-1, filed with the Commission on June 24, 1999, Registration Number 333-81443).

                                       EXHIBITS FILED HEREWITH
        Designation of Exhibit.                                   Description of Exhibit
        -----------------------                                   ----------------------
                  5.1               Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

                  23.1              Consent of KPMG LLP

                  23.2              Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1).